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                                                                     EXHIBIT (j)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 5, 1999, relating to the financial statements and financial highlights, Heartland Large Cap Value Fund, Heartland Mid Cap Value, Heartland Value Plus Fund, Heartland Value Fund, Heartland U.S. Government Securities Fund, Heartland Wisconsin Tax Free Fund, Heartland Short Duration High-Yield Municipal Fund, Heartland High-Yield Municipal Bond Fund and Heartland Taxable Short Duration Municipal Fund (portfolios of Heartland Group, Inc.) appearing in the December 31, 1998 Annual Reports To Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Prospectus and under the headings "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 23, 1999